UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2006
Knova Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30277	25-1647861

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Torre Avenue, Suite 350 Cupertino, CA	95014

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:    (408) 863-5800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 24, 2006, Bryan Lucey joined Knova Software, Inc. (the “Company”) as its principal accounting officer. Mr. Lucey replaces Kelly Barefoot in that position. Ms. Barefoot will remain with the Company in an accounting function. Mr. Lucey, age 43, served in various finance positions with Insignia Solutions, Inc., a software company, from February 2001 until April 2006, most recently serving as its corporate controller from October 2005. Prior to Insignia, Mr. Lucey served in various finance positions for Tapestry.net from August 1998 until February 2001. Earlier in his career, Mr. Lucey worked for more than five years as a certified public accountant in the Alger & Bukstein CPA firm. He holds a bachelor’s degree in economics from University of California, Santa Barbara and a master’s of business administration from Pepperdine University.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Knova Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006	KNOVA SOFTWARE, INC.

	By:	/s/ Thomas Muise

	Name:	Thomas Muise
	Title:	Chief Financial Officer